                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 13, 2002


                                PerkinElmer, Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                       1-5075                 04-2052042
----------------------------           -----------              -------------
(State or Other Jurisdiction           (Commission              (IRS Employer
      of Incorporation)                File Number)          Identification No.)

45 William Street, Wellesley, Massachusetts                         02481
  (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (781) 237-5700

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

      PerkinElmer, Inc., a Massachusetts corporation, is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission its press release dated December 13, 2002 announcing its agreement to sell $300 million aggregate principal amount of its 8.875% Senior Subordinated Notes due 2013 in a previously announced institutional private placement. The amount of the transaction was increased from the previously announced $225 million aggregate principal amount.

      PerkinElmer is also filing this current report on Form 8-K for the purpose of filing with the SEC its press release dated December 13, 2002 announcing the extension of its cash tender offer for its outstanding
6.80% Notes due October 15, 2005. The offer will now expire at 10:00 a.m., New York City time, on Thursday, December 26, 2002, unless further extended, rather than on Monday, December 23, 2002 at 10:00 a.m.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.       Description
-----------       -----------
99.1              Press Release, dated December 13, 2002.

99.2              Press Release, dated December 13, 2002.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PERKINELMER, INC.


Date: December 13, 2002                     By: /s/ Terrance L. Carlson
                                               --------------------------------
                                               Terrance L. Carlson
                                               Senior Vice President,
                                               General Counsel and Clerk

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
99.1              Press Release, dated December 13, 2002.

99.2              Press Release, dated December 13, 2002.